                                                                      EXHIBIT 16


                               THE DLB FUND GROUP
                            PERFORMANCE CALCULATION

       For the period from commencement of operations to December 31, 1997


                                                         Global Small          Mid                          Quantitative
                            Fixed          Value        Capitalization   Capitalization     Global Bond        Equity
                         Income Fund        Fund             Fund             Fund             Fund             Fund
                         -----------        ----             ----             ----             ----             ----

Initial NAV                 10.00          10.00            10.00            10.00            10.00            10.00

Initial Shares           500,001.000    1,000,001.000    1,010,000.000    1,000,001.000    2,500,001.000    1,172,892.770

Shares from
Distributions            208,745.00       309,990.59        69,029.58       236,196.70       337,868.16       116,571.39

End of Period
NAV                        10.61           14.91            11.27            14.19             9.72            14.55

Total Return                7.70           23.48             7.41            22.69             6.97            37.29


                               THE DLB FUND GROUP
                            PERFORMANCE CALCULATION

                 For the one-year period ended December 31, 1997


                                                         Global Small          Mid                          Quantitative
                            Fixed          Value        Capitalization   Capitalization     Global Bond        Equity
                         Income Fund        Fund             Fund             Fund             Fund             Fund
                         -----------        ----             ----             ----             ----             ----

Initial NAV                 10.11          12.53            11.19            11.51             9.99            11.66

Initial Shares         1,440,473.230    1,466,189.024    1,109,319.611    1,109,633.943    2,500,001.000    1,172,892.770

Shares from
Distributions            114,556.670      218,607.641       46,413.705      140,061.368      254,024.972       85,296.069

End of Period
NAV                        10.61           14.91            11.27            14.19             9.72            14.55

Total Return                9.01           26.30             4.65            32.97             6.56            32.22
